Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independant public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statment.


/s/ Arthur Andersen LLP
-----------------------
    ARTHUR ANDERSEN LLP

St. Louis, Missouri,
  April 13, 2000